Exhibit 99.1
Form 8-K
Headway Corporate Resources, Inc.
File No. 1-16025

FOR IMMEDIATE RELEASE                                      NEWS RELEASE

CONTACTS:   Barry Roseman
            Headway Corporate Resources, Inc.
            (212) 672-6650

            Don Weinberger
            Wolfe Axelrod
            (212) 370-4500


                 HEADWAY CORPORATE RESOURCES, INC. ANNOUNCES
                              SALE OF WHITNEY GROUP

NEW YORK, March 13, 2003 -- Headway Corporate Resources, Inc. (AMEX:HEA) announced today that it has completed the sale of Whitney Group, its executive search business, to a group led by Gary Goldstein, the Company's former Chairman and Chief Executive Officer. Whitney Group has operations in New York, Boston and Chicago in the United States, as well as in the United Kingdom and Hong Kong. All of the Company's operating executive search subsidiaries will be part of the transaction. Terms of the sale were not disclosed.

In connection with the transaction, Mr. Goldstein has resigned as Chairman of the Board of Directors, member of the Board of Directors and Chief Executive Officer of Headway and its subsidiaries. The Company noted that Barry S. Roseman will be continuing as the Company's President and Chief Operating Officer and that Mr. Goldstein's other duties would be assumed among the Company's existing executive management team.

"With the sale of Whitney, we can now focus our efforts on growing the core staffing business. We believe that the separation of the two businesses will be beneficial for Headway, as well as Whitney," said Mr. Roseman.

Headway Corporate Resources, Inc. is a leading provider of human resource and staffing services. Headquartered in New York City, Headway also has offices in California, Connecticut, Florida, North Carolina, Texas and Virginia.

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Safe Harbor  Statement  under the Private  Securities  Litigation  Reform Act of
1995: Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve risks and uncertainties, including but not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products and prices, and other factors discussed in the Company's various filings with the Securities and Exchange Commission, including without limitation the Registration Statement of Form S-3 (Registration No. 333-08615).